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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 28, 2008


                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             Georgia                  000-28704               88-0429044
             -------                 -----------              ----------
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)        Identification Number)

 35193 Avenue "A", Suite-C, Yucaipa, California                 92399
 ----------------------------------------------                 -----
    (Address of principal executive offices)                  (Zip Code)

                                 (800) 259-9622
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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3.02 Unregistered Sales of Equity Securities

         On May 19, 2008, the registrant's Board of Directors approved Resolution 2008.5 (Exhibit 99.1 below). Authority was granted for the company's transfer agent to issue a restricted Common Stock certificate in the amount of 138,888,889 shares to Chairman & CEO Scott R. Sand.

         This stock is to be issued in exchange for the retirement of $125,000 in debt owed by the company to Mr. Sand. The share calculation on May 19, 2008 was $.0009; which was the share price as of that date. As May 15, 2008 the company owed Mr. Sand $128,184; this leaves a balance of $3,184 owed to Mr. Sand.

         We see at least two benefits to the company in authorizing this resolution. One is that it puts more voting stock in the hands of our CEO and Chairman. After stock issuances authorized herein, Mr. Sand will own 31,275,960 preferred shares and 158,914,601 common shares. As of May 19, 2008 the total issued and outstanding common stock for the Company was 157,897,053. This would represent Mr. Sand's ownership at 78% of the Preferred Series A shares and 53.5% of the issued Common shares.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 28, 2008              Ingen Technologies, Inc.


                                    By: /s/ Scott R. Sand
                                        -------------------------------------
                                        Scott R. Sand,
                                        Chief Executive Officer and Chairman

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TABLE OF EXHIBITS

(All Exhibits have been properly signed by the parties.
Original agreements are filed in our offices)


      EXHIBIT NO.             DESCRIPTION

         99.1 Ingen Technologies Board of Directors' Resolution 2008.5, dated May 19, 2008.